Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Digital Brands Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)				N/A	N/A
	Equity	Preferred Stock, par value $0.0001 per share	457(o)				N/A	N/A
	Debt	Debt Securities	457(o)				N/A	N/A
	Other	Warrants	457(o)				N/A	N/A
	Other	Rights	457(o)				N/A	N/A
	Other	Units	457(o)				N/A	N/A
	Unallocated (Universal) Shelf	N/A	457(o)		Unallocated (Universal) Shelf	$200,000,000	$92.70	$18,540
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$200,000,000		$18,540
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$18,540

(1)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, and rights.

(2)	Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(3)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions. (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price, subject to offset pursuant to Rule 415(a)(6).